EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17912) pertaining to the Lawson Products, Inc. Employees' Profit Sharing Trust, and in the related Prospectus of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Lawson Products, Inc. included in the Annual Report (Form 10-K), for the year ended December 31, 2001.

                                             /s/ Ernst & Young LLP

Chicago, Illinois
March 28, 2001